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Exhibit 5.1

GARY STEVEN FINDLEY & ASSOCIATES
Gary Steven Findley*	A PROFESSIONAL CORPORATION	Telephone
Thomas Q. Kwan	ATTORNEYS AT LAW	(714) 630-7136
Laura Dean-Richardson		Telecopier
Debra L. Barbin	1470 NORTH HUNDLEY STREET	(714) 630-7910
	ANAHEIM, CALIFORNIA 92806	(714) 630-2279
*A Professional Corporation

August 13, 2002

Community Valley Bancorp
2041 Forest Avenue
Chico, California 95928

Re:    Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the Butte Community Bank 1991 Stock Option Plan, of 1,841 shares of Community Valley Bancorp no par value common stock ("Common Stock"); the Butte Community Bank 1997 Stock Option Plan, of 135,550 shares of Community Valley Bancorp Common Stock; and the Butte Community Bank 2000 Stock Option Plan, of 217,206 shares of Community Valley Bancorp Common Stock; issuable upon the exercise of stock options granted under the Butte Community Bank 1991 Stock Option Plan, the Butte Community Bank 1997 Stock Option Plan, and the Butte Community Bank 2000 Stock Option Plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Butte Community Bank 1991 Stock Option Plan, the Butte Community Bank 1997 Stock Option Plan, and the Butte Community Bank 2000 Stock Option Plan referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,
GARY STEVEN FINDLEY & ASSOCIATES
By:	/s/ GARY STEVEN FINDLEY Gary Steven Findley Attorney at Law

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  Exhibit 5.1